                                                                     EXHIBIT (P)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1997-3 Monthly Statement
                      Class A Certificate CUSIP #25466KBH1
                      Class B Certificate CUSIP #25466KBJ7


Trust Distribution Date: July 15, 1998         Due Period Ending:  June 30, 1998

Pursuant to the Series Supplement dated as of October 23, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.  Payments for the benefit of Series Investors this Due Period (per $1000 of
    --------------------------------------------------------------------------
    Class Initial Investor Interest)
    --------------------------------

    Series  1997-3                                   Total           Interest       Principal
        Class A      30 days at 5.786250000%     $4.821875000      $4.821875000    $0.000000000

        Class B      30 days at 5.966250000%     $4.971875000      $4.971875000    $0.000000000

2.  Principal Receivables at the end of the Due Period
    --------------------------------------------------

    (a)   Aggregate Investor Interest                   $17,849,156,342.66
          Seller Interest                                $2,915,943,453.70

          Total Master Trust                            $20,765,099,796.36


    (b)   Group One Investor Interest                   $15,299,156,342.66

    (c)   Group Two Investor Interest                    $2,550,000,000.00

    (d)   Series 1997-3 Investor Interest                  $684,211,000.00

    (e)   Class A Investor Interest                        $650,000,000.00

          Class B Investor Interest                         $34,211,000.00

3.  Allocation of Receivables Collected During the Due Period
    ---------------------------------------------------------

                                                   Finance Charge            Principal             Yield
                                                    Collections             Collections          Collections

    (a)   Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation           $283,731,192.36       $2,407,643,438.08           $0.00

          Seller                                   $33,570,521.31         $284,867,675.85           $0.00

    (b)   Group One Allocation                    $243,497,335.07       $2,066,233,028.83           $0.00

    (c)   Group Two Allocation                     $40,233,857.29         $341,410,409.25           $0.00

    (d)   Series 1997-3 Allocations                $10,788,258.27          $91,545,377.87           $0.00

    (e)   Class A Allocations                      $10,248,845.35          $86,968,108.98           $0.00

          Class B Allocations                         $539,412.92           $4,577,268.89           $0.00

4.  Information Concerning the Series Principal Funding Accounts ("SPFA")
    ---------------------------------------------------------------------

                           Deposits into the
                              SPFAs This          SPFA        Deposit Deficit    Investment
                              Due Period         Balance           Amount          Income
    Series 1997-3               $0.00             $0.00             0.00            $0.00

5.  Information Concerning Amount of Controlled Liquidation Payments
    ----------------------------------------------------------------

                                                                     Total Payments
                               Amount Paid       Deficit Amount       Through This
                             This Due Period     This Due Period       Due Period
    Series 1997-3                 $0.00                $0.00              $0.00

6.  Information Concerning the Series Interest Funding Accounts ("SIFA")
    --------------------------------------------------------------------

                                     Deposits Into the
                                         SIFAs This
                                        DuePeriod               SIFA Balance
    Series 1997-3                     $3,304,311.57                $0.00

7.  Pool Factors
    ------------
                                                           This Due Period

    Class A                                                     1.00000000

    Class B                                                     1.00000000

8.  Investor Charged-Off Amount
    ---------------------------

                                                                 Cumulative
                                                            Investor Charged-Off
                                         This Due Period           Amount
    (a)   Group One                      $106,039,668.54            $0.00

    (b)   Group Two                       $17,521,279.61            $0.00

    (c)   Series 1997-3                    $4,698,134.91            $0.00

    (d)   Class A                          $4,463,228.16            $0.00

          Class B                            $234,906.75            $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                               Per $1,000 of
                                                             Original Invested
                                               Total             Principal
    (a)   Group One                            $0.00              $0.00

    (b)   Group Two                            $0.00              $0.00

    (c)   Series 1997-3                        $0.00              $0.00

    (d)   Class A                              $0.00              $0.00

          Class B                              $0.00              $0.00

10. Reimbursement of Investor Losses This Due Period
    ------------------------------------------------

                                                              Per $1,000 of
                                                            Original Invested
                                               Total            Principal
    (a)   Group One                            $0.00              $0.00

    (b)   Group Two                            $0.00              $0.00

    (c)   Series 1997-3                        $0.00              $0.00

    (d)   Class A                              $0.00              $0.00

          Class B                              $0.00              $0.00

11. Aggregate Amount of Unreimbursed Investor Losses
    ------------------------------------------------

                                                              Per $1,000 of
                                                            Original Invested
                                               Total           Principal
    (a)   Group One                            $0.00              $0.00

    (b)   Group Two                            $0.00              $0.00

    (c)   Series 1997-3                        $0.00              $0.00

    (d)   Class A                              $0.00              $0.00

          Class B                              $0.00              $0.00

12. Investor Monthly Servicing Fee Payable at the end of the Due Period
    -------------------------------------------------------------------

    (a)   Group One                                            $25,713,871.67

    (b)   Group Two                                             $4,250,000.00

    (c)   Series 1997-3                                         $1,140,351.66

    (d)   Class A                                               $1,083,333.33

          Class B                                                  $57,018.33

13. Class Available Subordinated Amount at the end of the Due Period
    ----------------------------------------------------------------

                                                             As a Percentage
                                                                of Class A
                                           Total             Invested Amount
    Series 1997-3 Class B             $85,526,375.00             13.1579%

14. Total Available Credit Enhancement Amounts
    ------------------------------------------

                                              Shared Amount      Class B Amount
     Maximum Amount                                $0.00         $51,315,825.00

     Available Amount                              $0.00         $51,315,825.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                         $0.00                  $0.00

15.  Delinquency Summary
     -------------------
     End of Due Period Master Trust Receivables Outstanding   $21,086,742,705.80

                             Delinquent Amount             Percentage of Ending
     Payment Status           Ending Balance              Receivables Outstanding
     30-59 days              $577,732,852.19                       2.74%

     60-179 days             $943,399,940.65                       4.47%


                                                  U.S. BANK NATIONAL ASSOCIATION
                                                  as Trustee


                                               BY:
                                                   ----------------------------
                                                         Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1997-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 23, 1997 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1997-3 Master Trust Certificates for the Distribution Date occurring on July 15, 1998:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                    $3,009,812,827.61

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                       $86,968,108.98

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                                $10,248,845.35

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                  $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                        $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                  $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                    $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                              $3,134,218.75

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                        $4,577,268.89

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                   $539,412.92

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                  $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                        $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                  $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                    $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                $170,092.82

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of July, 1998.



                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------
                           Vice President, Director of Accounting,
                           and Treasurer